Internal Revenue Service
Small Business and Self-Employed
1100 Commerce Street, MS 4019DAL
Dallas, TX 75242

Department of the Treasury

Date:
September 8, 2015
Name of Partnership:
Holly Energy Partners LP
Partnership ID Number:
20-0833098
Tax Year Ended:
20112
Person to Contact:
Ngoc Thanh Ly
Employee Identification Number:
1000220641
Contact Hours:
Mon.- Friday 6:45 am to 3:15 pm (CST)
Telephone Number:
(Not a toll-free number)
214-413-5161

Tax Matters Partner of
Holly Energy Partners LP
2828 N Harwood St
Dallas, TX 75201-1518

No Adjustments Letter

Dear Taxpayer:

We have completed our review of your return(s) for the years shown above. We are not proposing any adjustments to the return(s), and, for that reason, we will not issue a Notice of Final Partnership Administrative Adjustment.

Federal law requires that you, as the Tax Matters Partner, furnish this information to all other partners in your partnership (named above) within 30 days of receiving this letter.

If you have any questions, please contact the person whose name and telephone number appear above.

Thank you for your cooperation.

Sincerely yours,

Heather J. Yocum
Territory Manager, Technical Services Western

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